UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. 2)

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

InnerWorkings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT #2 TO DEFINITIVE PROXY STATEMENT

On April 21, 2017, InnerWorkings, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”) mailed proxy materials to stockholders who held the Company’s common stock as of April 6, 2017 (the “Record Date”), including a Notice of Annual Meeting of Stockholders and accompanying proxy statement (the “Original Proxy Statement”), for the 2017 Annual Meeting of Stockholders (the “Annual Meeting”), that is to be held on Thursday, June 1, 2017, at 11:00 a.m., Central Time, for the purposes set forth in the Original Proxy Statement.
On May 24, 2017, the Company filed a supplement (the “First Supplement”) to the Original Proxy Statement with the Securities and Exchange Commission to supplement the information contained in the Original Proxy Statement concerning director attendance at meetings of the Company’s Board of Directors (the “Board”) and its committees. The Company is filing this supplement (the “Second Supplement” and together with the First Supplement and the Original Proxy Statement, the “Proxy Statement”) to correct information contained in the Original Proxy Statement and the First Supplement regarding the attendance of J. Patrick Gallagher, Jr. at meetings of the Company’s Board and the committees on which he serves.
Although the Original Proxy Statement and the First Supplement relating to the Annual Meeting stated that Mr. Gallagher had attended fewer than 75% of the meetings of the Board and those committees on which he was a member during 2016, these statements were an error on our part. In every year since Mr. Gallagher joined our Board, he has attended more than 75% of the meetings of the Board and those committees on which he is a member.
Following the filing of the First Supplement, we re-examined our calculations regarding Mr. Gallagher’s attendance and determined that we had failed to include Mr. Gallagher’s attendance at meetings of a special committee on which he served during 2016, and as a result had miscalculated his attendance record. In fact, Mr. Gallagher had attended 79% of the meetings of the Board and the Board committees on which he was a member during 2016.
In light of this correction regarding Mr. Gallagher’s attendance and for the reasons stated in the First Supplement regarding Ms. Howard’s attendance, the Board recommends that stockholders vote “FOR” Mr. Gallagher’s and Ms. Howard’s election to the Board, in addition to the other director nominees.
Except as supplemented by the information contained in this Second Supplement, all information set forth in the First Supplement and the Original Proxy Statement remains accurate in all material respects and should be considered in casting your vote by proxy or at the Annual Meeting.